Exhibit 25.02

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

U.S. BANK NATIONAL ASSOCIATION

Exact name of trustee as specified in its charter)

31-0841368 (I.R.S. employer identification no.)

225 South Sixth Minneapolis, MN (Address of principal executive offices)	55402 (Zip code)

Toni B. Shumpert

U.S. Bank National Association

1441 Main Street, Suite 775

Columbia, SC  29201

Telephone 803-212-7901

SCANA Corporation

(Exact name of obligor as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	57-0784499 (I.R.S. employer identification no.)

100 SCANA Parkway Cayce, South Carolina (Address of principal executive offices)	29033-3712 (Zip Code)

JUNIOR SUBORDINATED NOTES

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)              Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                                     Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to Registration Statement on  Form S-4, Registration No/ 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to Registration Statement on S-4, Registration No. 333-159463 filed on August 21, 2009.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbia, and State of South Carolina, as of the 12th day of November, 2009.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Toni B. Shumpert
Toni B. Shumpert
Vice President

Exhibit 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by SCANA Corporation Subordinate Notes Series 2009, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

	By	/s/ Toni B. Shumpert
Toni B. Shumpert
Vice President

Dated as of November 12, 2009

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

Exhibit 7

As of 9/30/2009

($000’s)

9/30/2009
Assets
Cash and Balances Due From Depository Institutions	$5,280,939
Securities	40,563,378
Federal Funds	3,740,525
Loans & Lease Financing Receivables	179,125,128
Fixed Assets	4,619,442
Intangible Assets	12,762,329
Other Assets	13,851,241
Total Assets	$259,942,982

Liabilities
Deposits	$180,624,239
Fed Funds	10,951,345
Treasury Demand Notes	0
Trading Liabilities	469,006
Other Borrowed Money	28,305,774
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,311,437
Total Liabilities	$234,441,768

Equity
Minority Interest in Subsidiaries	$1,640,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,200,007
Total Equity Capital	$25,501,214

Total Liabilities and Equity Capital	$259,942,982

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Toni B. Shumpert
Toni B. Shumpert
Vice President

Date: November 12, 2009